As filed with the U.S. Securities and Exchange Commission on May 28, 2019.

Registration No. 333-229256

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNET SCIENCES INC.

(Exact name of Company as specified in its charter)

Delaware	81-2775456
(State or other jurisdiction of Incorporation)	(IRS EIN)

275 Madison Ave, 6th Floor
New York, New York 10016
Telephone Number 212-880-3750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lynda Chervil, CEO
275 Madison Ave, 6th Floor
New York, New York 10016
Telephone Number 212-880-3750
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joseph Lesko, BlackCastle Strategies
4653 Carmel Mountain Road, Ste. 308-83
San Diego, California 92130
(858) 354-6816 (Tel.)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]			Smaller reporting company	[X]
				Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

Title of Securities To Be Registered		Proposed Maximum Aggregate Offering Price (1)(2)	Registration Fee(2)(3)

Class A Common Stock, $0.001 per share	$590,000	$72.00
Class B Common Stock, $0.001 per share		$800,000	$97.00
			$169.00

(1) Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2) The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act and is based upon the Company’s estimate of the value of the Class A Common Stock.

(3) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to the applicable provisions of the Fixing America’s Surface Transportation Act, we are omitting our unaudited financial statements as of and for each of the nine months ended September 30, 2017 and 2018 because they relate to historical periods that we believe will not be required to be included in the prospectus at the time of the contemplated offering. We intend to amend this registration statement to include all financial information required by Regulation S-X at the date of such amendment before distributing a preliminary prospectus to investors.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON JUNE ____, 2019

Internet Sciences Inc.

590,000 Shares of Class A Common Stock800,000 Shares of Class B Common Stock

This Prospectus relates to the resale of up to 590,000 shares of our Class A Common Stock, par value $0.001 per share and 800,000 shares of Class B Common Stock $0.001 by selling stockholders. The selling stockholders may sell all or a portion of the shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The selling stockholders are underwriters within the meaning of the Securities Act of 1933 (the “Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

We will not receive any proceeds from the sale of shares of our Class A or B Common Stock by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” to read about factors you should consider before buying shares of our Common Stock.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). See “Description of Business” and “Risk Factors.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: June ____, 2019

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Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about our Company and the Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. It does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Internet Sciences” “Company,” “Registrant,” “we,” “us” and “our” refer to Internet Sciences, a New York corporation.

Our Business

Internet Sciences Inc. (“ISI” or the “Company”), formerly known as Luxury Trine Digital Media Group Inc., is a development stage emerging diversified information and communications technology company specializing in cutting-edge digital transformation services, including new-media technology; telecommunication and network carrier services; IoT-enabled solutions; and managed ICT, managed cloud services, data centers and co-location services.

Founded in 2016, and based in New York, N.Y., ISI seeks to operate internationally with a global team known for its technological expertise, deep industry knowledge, world-class research and analytical capabilities, and innovative mindset.

ISI seeks to transform corporations, enterprises and government entities by providing best-in-class solutions, rooted in and driven by the technology, data, and organizational strategy required for operational excellence. Our interdisciplinary teams work in close collaboration with clients, helping them to solve their biggest problems utilizing a user-centric, data-driven approach focusing on creating seamless unified experiences across all digital, communication and physical touchpoints.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●

Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Act”) for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to companies that comply with public company effective dates. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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The Offering

Common Stock offered by selling stockholders	This Prospectus relates to the resale of 590,000 shares of our Class A Common Stock. and 800,000 shares of Class B Common Stock.

Common Stock outstanding before the Offering	590,000 shares of Class A Common Stock and 800,000 shares of Class B common Stock, both as of June 1, 2019.

Common Stock outstanding after the Offering	590,000 shares of Class A Common Stock and 800,000 shares of Class B Common Stock

Terms of the Offering

The selling stockholders will determine when and how they will sell the Class A and B Common Stock offered in this Prospectus. The prices at which the selling stockholders may sell the shares of Class A and B Common Stock in this Offering will be determined by the prevailing market price for the shares of Class A and B Common Stock or in negotiated transactions.

Termination of the Offering	The Offering will conclude upon such time as all of the Class A and B Common Stock has been sold pursuant to the Registration Statement.

Trading Market	Our Class A and B Common Stock are not traded on any market.

Use of proceeds

The Company is not selling any shares of the Class A or B Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the registration of the shares of Class A and B Common Stock covered by this Prospectus. See “Use of Proceeds.”

Risk Factors	The Class A and B Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See “Risk Factors”.

Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

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RISK FACTORS

The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business could be materially adversely affected. In such case, the Company may not be able to proceed with its planned operations and your investment may be lost entirely.

An investment in our securities is highly speculative and subject to a high degree of risk. Only those who can bear the risk of the entire loss of their investment should participate. Prospective investors should carefully consider the following factors, among others, prior to making an investment in the Securities described herein.

There is no trading market in our Class A or B Common Stock. There can be no assurance that a trading market in our Class A or B Common Stock or other securities will develop, or if such a market develops, that it will be sustained.

AS SUCH, INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND MUST BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.

THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, WE MAY NOT BE ABLE TO PROCEED WITH ITS PLANNED OPERATIONS AND YOUR INVESTMENT MAY BE LOST ENTIRELY.

RISKS ASSOCIATED WITH THE COMPANY’S PROSPECTIVE BUSINESS AND OPERATIONS:

We do not have sufficient capital to implement our business strategy.

We lack working capital to continue operations. We will need approximately $20 million during the next 3 months to implement our business plan. While management has had discussions with several investment bankers and underwriters, the Company has no firm commitment and has not signed any type of underwriting agreement. As such, there can be no assurance that we will secure sufficient funding to implement our business plan.

We have no commitment for additional funding.

We have no commitment for additional funding. We may attempt to secure working capital through either a debt or equity offering. We may also seek to secure financing from an institutional investor. There can be no assurance that we will be able to secure institutional financing or if available, will be available on terms acceptable to the Company.

We have had limited operations to date.

We have limited operations to date and no funds to finance ongoing operations. As a result, it will be difficult for you to evaluate our potential future performance without the benefit of an established track record. We may encounter unanticipated problems implementing our business plan, which may have a material adverse effect on our results of operations. Accordingly, no assurance can be given that we will be successful in implementing our business strategy or that we will be successful in achieving our objective. Our prospects for success must be considered in the context of a new company with limited resources in a highly competitive industry. As a result, investors may lose their entire investment.

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We may not be able to operate our business successfully or generate sufficient cash flows to meet our operational requirements

Our revenues may not be sufficient to meet our cash flow requirements. As a result, we may not be able to implement our business strategies, expansion plans. There is no commitment for additional equity or debt financing. Even if we were to obtain funding, there can be no assurance that it will be available on terms acceptable to the Company.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO MEET OUR FUTURE BUSINESS REQUIREMENTS AND SUCH CAPITAL RAISING MAY BE COSTLY OR DIFFICULT TO OBTAIN AND COULD DILUTE CURRENT STOCKHOLDERS’ OWNERSHIP INTERESTS.

We will require a significant capital infusion to implement our business model We do not have any firm commitments or other identified sources of additional capital from third parties or from our officer and director or from other shareholders. There can be no assurance that additional capital will be available to us, or that, if available, it will be on terms satisfactory to us. Any additional financing will involve dilution to our existing shareholders. If we do not obtain additional capital on terms satisfactory to us, or at all, it may cause us to delay, curtail, scale back or forgo some or all of our business operations, which could have a material adverse effect on our business and financial results and investors would be at risk to lose all or a part of any investment in our Company.

WE ARE DEPENDENT UPON OUR CEO FOR HER SERVICES AND ANY INTERRUPTION IN HER ABILITY TO PROVIDE HER SERVICES COULD CAUSE US TO CEASE OPERATIONS.

The loss of the services of Ms. Lynda Chervil, our CEO, Chairman and President, could have a material adverse effect on us. We do not maintain any life insurance on Ms. Chervil. The loss of Ms. Chervil’s services could cause investors to lose all or a part of their investment. Our future success will also depend on our ability to attract, retain and motivate other highly skilled employees. Competition for personnel in our industry is intense. We may not be able to assimilate or retain highly qualified employees now or in the future. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO GENERATE AND INCREASE REVENUES.

We operate in a highly competitive market and face numerous risks and uncertainties in achieving both the ability to generate and increase revenues. In order to drive revenues for our business, we must successfully:

●	Deploy, implement and execute a marketing plan for client acquisition and retention, to attract corporations and individuals to our services;
●	Acquire digital information and communications companies; co-location comm tech data analytics
●	Attract and retain qualified personnel from our competitors with experience and expertise to serve in various capacities, including sales and marketing positions; and

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●	Invest in software technologies that will enable our company to build scalability with the ability to continue to function well with changes in size and volume of our audiences to meet their needs.

If we are not successful in the execution of these strategies, our business, results of operations and financial condition will be materially adversely affected.

THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE OPERATIONS. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY OR WE ARE UNABLE TO RAISE ADDITIONAL FUNDS, THIS MAY DECREASE SHAREHOLDER VALUE OR CAUSE US TO CEASE OPERATIONS.

We expect to incur operating losses in future periods as we develop our various business, We cannot be sure that we will be successful in generating revenues in the future. If we are unable to generate sufficient revenues or raise additional funds, our business will be adversely affected and our shareholders may lose their investment.

WE FACE INTENSE COMPETITION FROM OTHER PROVIDERS.

We compete with many providers of information and communications technology companies specializing in cutting-edge digital transformation services, including new-media technology; telecommunication and network carrier services; IoT-enabled solutions; and managed ICT, data center and co-location services, Artificial Intelligence and Big Data Analytics consulting services. Because our market poses no substantial barriers to entry, we expect this competition to continue to intensify. The types of companies with which we compete and challenge include:

●	Larger information communication technology and telecommunications companies;
●	start-up companies entering the market;
●	changes in our competitors’ strategies and tactics to which we may not be able to adequately respond.

Many of our existing competitors, as well as many of our potential competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do.

Many of our competitors will be able to respond more quickly to new or emerging technologies and changes in the industry or to devote greater resources to the development, promotion and sale of their services than we can. Competitors may be more able to launch extensive marketing campaigns and enhance their visibility in the market. In addition, current and prospective competitors may establish cooperative relationships among themselves or with third parties to improve their ability to address the needs of our existing and prospective customers. If these events occur, they could have a materially adverse effect on our revenue. Increased competition could also result in price reductions, reduced margins or loss of market share.

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Our ability to compete may depend upon factors outside of our control

Factors outside of our control which may inhibit the ability to implement our business strategy and profitably operate the Company include:

●	the prices of our competitor’s services;
●	the ability of competitors to launch extensive marketing campaigns;
●	changes in consumer behavior;
●	changes in the global economy;
●	changes within the media, technology and telecommunications business sectors of the global economy.

In order to remain competitive, we must have the ability to respond promptly and efficiently to the ever-changing marketplace. We will have to adapt by revamping our own strategies and tactics to adequately respond in changing competitive business climates.

IF WE DO NOT SUCCESSFULLY ESTABLISH AND MAINTAIN OUR COMPANY AS A HIGHLY TRUSTED AND RESPECTED NAME OR ARE UNABLE TO ATTRACT AND RETAIN CLIENTS, WE COULD SUSTAIN LOSS OF REVENUES, WHICH COULD SIGNIFICANTLY AFFECT OUR BUSINESS.

In order to attract and retain a client base and increase business, we must establish, maintain and strengthen our name and the services we provide. To be successful in establishing our reputation, clients must perceive us as a trusted source for quality services. If we are unable to attract and retain clients with our current marketing plans, we may not be able to successfully establish our name and reputation, which could significantly affect our business, financial condition and results of operations.

WE MAY NOT BE SUCCESSFUL IN INCREASING OUR BRAND AWARENESS WHICH WOULD ADVERSELY AFFECT OUR BUSINESS.

Our future success will depend, in part, on our ability to increase the brand awareness of our service offerings. If our marketing efforts are unsuccessful or if we cannot increase our brand awareness, our business, financial condition and results of operations would be materially adversely affected.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY A DOWNTURN IN THE ECONOMY.

We are relying on the demand of businesses and in the stability of economic markets to generate revenues.

OUR BUSINESS WOULD BE ADVERSELY AFFECTED IF WE ARE NOT ABLE TO CREATE AND DEVELOP AN EFFECTIVE WORKFORCE.

A significant component to our growth strategy is attracting and retaining qualified, creative, innovative and experienced personnel. Our business would be adversely affected if we were unable to succeed in developing an effective workforce. We currently do not employ a workforce capable of generating revenue.

RAPID CHANGES IN TECHNOLOGY COULD IMPACT OUR ABILITY TO COMPETE.

Rapid changes in technology could affect our ability to compete for business customers. The technology used to deliver communications services has changed rapidly in the past and will likely continue to do so in the future. If we are unable to keep up with such changes, we may not be able to offer competitive services to our business customers. This could adversely affect our ability to compete for business customers, which, in turn, would adversely affect our results of operations and financial condition.

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PAYMENTS FOR TARIFFS MAY ADVERSELY AFFECT OUR BUSINESS.

In certain markets where we provide services to businesses, we may pay a significant portion for our network capacity from certain platforms and verticals. These platforms may compete directly with us for customers. The prices for platform services are contained in either tariffs, interconnection agreements, or negotiated contracts. Terms, conditions and pricing for tariff services may be changed, but they must be approved by the appropriate regulatory agency before they go into effect.

DISRUPTIONS AND NETWORK CONGESTION MAY CAUSE US TO LOSE CUSTOMERS AND INCUR ADDITIONAL COSTS.

Disruptions and congestion in our networks and infrastructure may cause us to lose customers and incur additional expenses.

Our customers will depend on reliable service over various networks. Some of the risks to our network infrastructure include physical damage to lines, security breaches, capacity limitations, power surges or outages, software defects and disruptions beyond our control, such as natural disasters and acts of terrorism. From time to time in the ordinary course of business, we will experience disruptions in our service due to factors such as cable damage, inclement weather and service failures in our third-party service providers. Additionally, we could face disruptions due to capacity limitations because of changes in our customers’ high-speed Internet usage patterns. These patterns have changed in recent years, for example through the increased usage of video and streaming, resulting in a significant increase in the utilization of our network.

We could experience more significant disruptions in the future. Disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers or incur additional expenses or capital expenditures. Such results could adversely affect our results of operations and financial condition.

Disruptions in our data centers could cause service interruptions for customers. If a disruption occurs in one of our data centers, our customers could lose access to information critical to running their businesses, which could result in a loss of customers. We may also incur significant operating or capital expenditures to restore service. Thus, disruptions could affect our results of operations and financial condition.

A CHANGING REGULATOY ENVIRONMENT CAN AFFECT OUR OPERATIONS.

Future revenues, costs, and capital investment in our platform could be adversely affected by material changes to, or decisions regarding applicability of government requirements, including, but not limited to, state and federal USFi support and other pricing and requirements. Federal and state communications laws may be amended in the future, and other laws may affect our business. In addition, certain laws and regulations applicable to us and our competitors may be, and have been, challenged in the courts and could be changed at any time. We cannot predict future developments or changes to the regulatory environment or the impact such developments or changes would have.

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In addition, these regulations could result in significant compliance costs. Delays in obtaining certifications and regulatory approvals could result in substantial legal and administrative expenses and additionally, conditions imposed in connection with such approvals could adversely affect the rates that we are able to charge our customers. Our business also may be affected by legislation and regulations imposing new or greater obligations related to, for example, assisting law enforcement, bolstering homeland and cyber-security, protecting intellectual property rights of third parties, minimizing environmental impacts, protecting customer privacy, or addressing other issues that affect our business.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY CLAIMS.

We may need to defend ourselves against lawsuits or claims that we infringe upon the intellectual property rights of others.

From time to time, we may receive notices from third parties, or we may be named in lawsuits filed by third parties, claiming we have infringed or are infringing upon their intellectual property rights. We may receive similar notices or be involved in similar lawsuits in the future. In certain situations, we may have the ability to seek indemnification from our vendors regarding these lawsuits or claims. If we cannot enforce our indemnification rights or if our vendors lack the financial means to indemnify us, these claims may require us to expend significant time and money defending our alleged use of the affected technology, may require us to enter into licensing agreements requiring one-time or periodic royalty payments that we would not otherwise have to pay, or may require us to pay damages. If we are required to take one or more of these actions, it may result in an adverse impact to our results of operations and financial condition. In addition, in responding to these claims, we may be required to stop selling or redesign one or more of our products or services, which could adversely affect the way we conduct our business.

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR GROWTH.

We could experience growth over a short period, which could put a significant strain on our managerial, operational and financial resources. We must implement and constantly improve our certification processes and hire, train and manage qualified personnel to manage such growth. As part of this growth, we may have to implement new operational and financial systems and procedures and controls to expand, train and manage our employees, especially in the areas of marketing and technology. If we fail to develop and maintain our services and processes as we experience our anticipated growth, demand for our services and our revenues could decrease.

OUR INABILITY TO GENERATE SIGNIFICANT REVENUES TO DATE RAISES DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have nominal revenues to date and will need a significant capital infusion to implement our business plan. As a result, our Independent Registered Public Accounting Firm has expressed substantial doubt about the Company’s ability to continue as a going concern in their report to the financial statements included in the registration statement.

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BECAUSE WE HAVE NOT IMPLEMENTED OUR BUSINESS MODEL, WE HAVE NOT PROVEN OUR ABILITY TO GENERATE REVENUES OR PROFITS, AND ANY INVESTMENT IN THE COMPANY IS RISKY.

We have very little meaningful operating history so it will be difficult for you to evaluate an investment in our stock. We have not sold any of our products to date. Our Independent Registered Public Accounting Firm have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. As a result, investors will bear the risk of complete loss of their investment in the event we are not successful.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BECOMING A PUBLIC COMPANY.

Following the filing of this Registration Statement we will become a mandatory filer with the Securities and Exchange Commission. As a public company, we will incur significant legal, accounting, consulting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements.

THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK, AND WE DO NOT EXPECT THAT A MARKET WILL DEVELOP IN THE FORESEEABLE FUTURE MAKING AN INVESTMENT IN OUR COMMON STOCK ILLIQUID.

There is currently no market for our common stock. We do not expect that a market will develop in the foreseeable future. The lack of a market may impair the ability to sell shares at the time investors wish to sell them or at a price considered to be reasonable. In the event that a market develops, we expect that it would be extremely volatile.

WE DO NOT ANTICIPATE DIVIDENDS TO BE PAID ON OUR COMMON STOCK AND INVESTORS MAY LOSE THE ENTIRE AMOUNT OF THEIR INVESTMENT.

A dividend has never been declared or paid in cash on our common stock and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares nor can we assure that stockholders will not lose the entire amount of their investment.

OUR CHIEF EXECUTIVE OFFICER AND MAJORITY STOCKHOLDER MAY SIGNIFICANTLY INFLUENCE MATTERS TO BE VOTED ON AND HER INTERESTS MAY DIFFER FROM, OR BE ADVERSE TO, THE INTERESTS OF OUR OTHER STOCKHOLDERS.

The Company’s executive officer and majority stockholder controls 99% of our outstanding common stock. Accordingly, the Company’s executive officer and majority stockholder possess significant influence over the Company on matters submitted to the stockholders for approval, including the election of directors, mergers, consolidations, the sale of all or substantially all our assets, and also the power to prevent or cause a change in control. This amount of control gives them substantial ability to determine the future of our Company, and as such, they may elect to close the business, change the business plan or make any number of other major business decisions without the approval of shareholders. The interest of our majority stockholders may differ from the interests of our other stockholders and could therefore result in corporate decisions that are averse to other stockholders.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Class A or B Common Stock by the selling stockholders.

We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell her shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.

DILUTION

The sale of our Class A or B Common Stock by the selling stockholders will not have a dilutive impact on our stockholders.

SELLING STOCKHOLDERS

This Prospectus relates to the resale of up to 590,000 shares of our Class A Common Stock, by the selling stockholders. The selling stockholders may offer and sell, from time to time, any or all of shares of our Class A and B Common Stock.

The following table sets forth certain information regarding the beneficial ownership of shares of Class A and B Common Stock by the selling stockholders as of January 11, 2019 and the number of shares of our Class A and B Common Stock being offered pursuant to this Prospectus. The selling stockholders have sole voting and investment powers over their shares.

Because the selling stockholders may offer and sell all or only some portion of the 590,000 shares of our Class A Common Stock or of the 800,000 shares of our Class B Common Stock being offered pursuant to this Prospectus, the numbers in the table below representing the amount and percentage of these shares of our Class A and B Common Stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that the selling stockholders will sell all of their shares of our Class A or B Common Stock being offered in the offering.

Ms. Chervil has been an officer, director and majority stockholder since inception.

To our knowledge, the selling stockholders are not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our Class A and B Common Stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

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Name of selling stockholders	Class A or B Shares Owned by selling stockholders before the Offering(1)	Total Class A or B Shares Offered in the Offering	Number of Class A or B Shares to Be Owned by selling stockholders After the Offering and Percent of Total Issued and Outstanding Class A or B Shares(1)(2)
# of Class A Shares	% of Class
Lynda Chervil	495,000	495,000	0	0%
800,000	800,000	0	0%
Jennifer Buzzelli	10,000	10,000	0	0%
Mark L. Deutsch	10,000	10,000	0	0%
Myron Gould	10,000	10,000	0	0%
Aude Soichet	20,000	20,000	0	0%
Alan D. Swersky	5,000	5,000	0	0%
Roger M. Young	5,000	5,000	0	0%
Hiromi Ishizu	10,000	10,000	0	0%
Bart L. Fooden	25,000	25,000	0	0%

(1) All shares are Class A Common Stock except for 800,000 shares owned by Mr. Chervil that are Class B Common Stock. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Class A and B Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2) We have assumed that the selling stockholders will sell all of the shares being offered in this offering. Lynda Chervil will continue to own 18,000,000 shares of Class B Common Stock.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 590,000 shares of our Class A Common Stock and 800,000 shares of Class B Common Stock. The selling stockholders may, from time to time sell any or all of their shares of Class A or B Common Stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

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Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The selling stockholders are underwriters within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholders will be subject to the Prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The shares of the Class A and B Common Stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A and B Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Class A and B Common Stock by the selling stockholders or any other person. We will make copies of this Prospectus available to the selling stockholders and will inform it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

DESCRIPTION OF SECURITIES TO BE REGISTERED

The Company is authorized to issue 100,000,000 shares of capital stock of which 81,200,000 shall be designated Class A Common Stock at $0.001 par value and 18,800,000 shares be designated Class B Common Stock at $0.001 par value.

The powers, preferences and rights of the Class A Common Stock and Class B Common Stock and the qualification, limitations and restrictions thereof, are in all respects identical except that each Class A Common Stock has one vote per share on all matters brought to a vote of the shareholders and holders of our Class B Common Stock have three votes per share on all matters brought to a vote of the shareholders.

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The future issuance of all or part of its remaining authorized common stock may result in substantial dilution in the percentage of its common stock held by its then existing stockholders. The Company may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by the Company’s investors, and might have an adverse effect on any trading market for the Class A and B Common Stock that may develop.

No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. Our shareholders of common stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to shareholders. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

BlackCastle Strategies, our independent legal counsel, has provided an opinion on the validity of our Class A common stock and Class B Common Stock.

Ahmed & Associates CPA P.C. has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Ahmed & Associates CPA P.C. has presented their report with respect to our audited financial statements. The report of Ahmed & Associates CPA P.C. is included in reliance upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Class A and B Common Stock offered by selling stockholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Class A and B Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

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DESCRIPTION OF BUSINESS

Internet Sciences Inc. (“ISI” or the “Company”) was incorporated in the State of Delaware on May 20, 2016. Its consolidated Variable Interest Entity (“VIE”), Trine Digital Broadcasting Ltd, was incorporated in the United Kingdom on July 3, 2017.

The Company’s principal place of business is located at 275 Madison Ave, 6th Floor, New York, New York 10016.

OVERVIEW

(ISI is an information and communications technology company that seeks to become a multi-industry technology based enterprise primarily through merger and acquisition of business segments in new media technologies, digital telecommunication, data storage, IoT enabling technologies and cutting edge ICT technologies for Data Analytics.

Though its planned acquisitions in the United Kingdom, the company expects to reach a broad base of existing clients across Continental Europe, principally in the United Kingdom, Belgium, the Netherlands and Luxemburg. While ISI’s primary activities in the United Kingdom will focus on delivering managed high performance WIFI networks, managed ITC solutions, data centers and co-location services, broadband and mobile connectivity across Continental Europe, its US operations will sharply focus on organic growth by launching new business segments that design commercial intelligent software applications, scalable cloud based platforms that deliver enterprise solutions as Platform-as -a -Service (PaaS) and infrastructure solutions as Infrastructure-as-a service (IaaS).

As a complement to its total products and service offerings across the entire company’s landscape and global footprint, ISI seeks to add value by offering its consulting services with expertise in artificial intelligence, data analytics, blockchain and supply chain and logistics.

The Company’s principal place of business is 275 Madison Ave, 6th Floor, New York, NY 10016.

The Company’s business model focuses on executing a two-tier growth strategy :

a.

Growth by acquiring existing revenue producing companies with tenure of 10 years or greater in the technology spaces in which they operate, have attained a critical mass of customers, own intellectual property assets or provide critical services to business customers and governments.

b.

Organic growth by launching product development projects aimed to be commercialized by forming new business segments that sells its services in horizontal markets for diversification across geographies, industries, and customers.

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The Company currently owns and licenses several media properties through the following service marks: Luxury Trine Publications and Luxury Trine TV.

Luxury Trine Publications

Luxury Trine Publications was launched in 2015 to demonstrate the proof of concept for a provisional utility patent filed by our CEO, Lynda Chervil, with the US Patent and Trademark Office under US20160371739. This invention revealed new business methods for a digital new-media communications platform that promotes luxury brands with eco-friendly products and sustainable practices via targeted marketing extension strategies with branding initiatives. Although this invention is currently patent-pending, Internet Sciences Inc., entered into a licensing agreement in January 2018 with our CEO which extended software development rights to the company to rebuild the Luxury Trine Publications marketing platform into native applications with its own proprietary source codes. Previously, the Luxury Trine publications were developed on Twixl Publisher, a third-party software development platform from Belgium, as custom applications which were subsequently removed from publication.

We anticipate transferring the Luxury Trine Publications to the (VIE), Trine Digital Broadcasting to be re-published in the second quarter of 2019.

Luxury Trine TV

Luxury Trine TV is an OTT platform1 that distributes short form luxury lifestyle information and entertainment content to diverse consumer segments via smart TV platforms and set top boxes. The company developed and owns 6 proprietary TV application for Apple TV, Amazon Fire TV, Roku TV, Samsung, LG and Android TV.

As of July 2018, the company has ceased its broadcasting activities in the US as it is preparing to relaunch its broadcasting activities in the UK via Trine Digital Broadcasting Ltd ( the “ VIE”). The company has chosen to change its strategy by focusing on a UK audience through connected Freeview which is a hybrid of terrestrial TV and OTT.

Freeview (terrestrial) is the largest UK broadcasting platform available in 18.3 million UK households (this includes homes that have two or more platforms – i.e. Freeview and another platform) and dedicated Freeview only homes equate to 11.4 million UK households. See below figures:-

Freeview	18.31 million UK households
Freeview ONLY	11.4
Sky	8.6
Cable	4.17
YouView	2.2
Other Sat	1.18
Freesat	1.18

Connected Freeview, is IP streamed TV which appears on the main Freeview EPG – and Ofcom estimate now that over 7 million UK households have internet enabled TVs in their homes (42% of Households in 2017 had a Smart TV – see link https://www.ofcom.org.uk/research-and-data/multi-sector-research/cmr/cmr-2018/summary ).

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Trine Digital Broadcasting LTD. (the “VIE”)

Trine Digital Broadcasting Ltd is a UK based broadcasting company that will distribute both short form and long form television content via a hybrid of terrestrial TV and OTT enabling advertisers to reach critical mass audiences with diverse forms of access to television contents.

The VIE’s objectives are twofold:

a.	Develop Software as a Service (‘SaaS”) broadcast technology products to expand its commercial activities.

b.

Bring addressable TV to the US once there is a market for HbbTV in the US. Presently there is no market for Hybrid broadcast broadband TV (“HbbTV”) in the US and addressable TV is an opportunity gap that we intend to fill with HbbTV enabling technologies in the US market.

Based upon the growth of the UK media market, our initial focus for Trine Digital Broadcasting Ltd., will be in the UK where we intend to acquire existing UK based media companies to deploy our strategies which include strategic alliances with UK based companies to balance market penetration, market development, product development and diversification.

1 Over-the-top content (OTT) is the audio, video, and other media content delivered over the Internet without the involvement of a multiple-system operator (MSO) in the control or distribution of the content.

Studies

According to a 2017 PriceWaterhouse Global Entertainment & Media Outlook, the UK is predicted to grow at a compound rate of 3% per annum over the next 5 years to be worth £72 billion by 2021. Digital services will account for over 60% of all spend in the sector growing at 5.8% CAGR per annum. The fastest growing sectors will be Virtual Reality (VR) and E-Sports, both new additions to our interactive forecasting tool, whilst in the analogue world TV Advertising continues to grow.

●	The internet continues to dominate the advertising sector, as the UK maintains its market leading position in Europe over the next 5 years.

●	The Internet advertising industry will be worth £14.4b in 2021 accounting for 53% of all advertising spend, growing at 8.2% CAGR over the next 5 years and showing no signs of slowing down.

●

With 89m smartphones in the UK in 2021 advertisers continue to channel their spend online and especially in mobile. Mobile advertising will be one of the largest and fastest growing sectors over the next 5 years and will account for over half of all internet advertising spend in 2021.

●	In 2021 consumers will spend more on video content than cinema admissions as “Netflix and chill” and binge-watching content continues to shape viewing habits.

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●	Interactive video content through E-Sports, Virtual Reality and Video games continue to be firm favorites amongst consumers, with exceptional growth forecast over the next 5 years.

●

The VR sector will be worth £801m in 2021, all of which is consumer spend. With over 16m VR headsets in the UK alone, innovative brands and content creators have a real opportunity to engage with consumers on a new level if they can enhance their experience

The implications of these studies suggest that we will benefit from current and future growth in new media by focusing, identifying and investing in growing and emerging sectors.

Revenue Streams

We have generated nominal revenues to date. The key to our success will be securing acquisition financing to implement our business plan. Future revenue streams will be based on the following pillars:

Management anticipates $18,800,000 revenues if the planned acquisition of existing revenue producing technology companies are completed in the UK with expected recurring revenues north of $20,000,000 and an expected 95% blended customer retention rate.

Additional sales revenues are expected to be generated by increasing the current sales development teams at the acquisition target companies by 50% once the planned acquisitions are completed with expected completion date during the first quarter of 2019.

Organic sales revenues from organic business segments expected to be launched in the US in technology project consulting as work products commissioned by others and from developing and selling our own proprietary developed product and service sets to be marketed and sold as IaaS (Infrastructure-as-a-Service) , PaaS ( Platform-as-a- service) and DraaS (Disaster Recovery as a Service)

Once fully operational, we intend to focus on cross selling products and services from all business segments to our entire client population in an effort to increase the share of wallet per customer and boost our revenue per customer.

Management believes that if we integrate each customer in at least 3 of our business segments, we will be able to reduce customer attrition and improve customer retention rate from 95% to 98% and achieve improved customer loyalty. Both customer retention and customer loyalty are significant components of sustained revenue streams.

Our Competition

Our competitive landscape is as diverse as the business segments in which we seek to operate. We face competition from some of the largest and best capitalized companies in the United States and throughout the world and include media conglomerate such as Google, Apple, British Telecom, Amazon to smaller technology consulting companies such as Critical Future. These and other niche companies have greater name recognition and financial resources, enabling them to finance acquisition and development opportunities or develop and support their own operations. They may also be in a position to pay higher prices than we would for the same acquisition opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives. Many of our competitors have established methods of operation that have been proven over time to be successful.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OFFINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements.

Overview

(ISI is an information and communications technology company that seeks to become a multi-industry technology based enterprise primarily through merger and acquisition of business segments in new media technologies, digital telecommunication, data storage, IoT enabling technologies and cutting edge ICT technologies for Data Analytics.

Though its planned acquisitions in the United Kingdom, the company expects to reach a broad base of existing clients across Continental Europe, principally in the United Kingdom, Belgium, the Netherlands and Luxemburg. While ISI’s primary activities in the United Kingdom will focus on delivering managed high performance WIFI networks, managed ITC solutions, data centers and co-location services, broadband and mobile connectivity across Continental Europe, its US operations will sharply focus on organic growth by launching new business segments that design commercial intelligent software applications, scalable cloud based platforms that deliver enterprise solutions as Platform-as -a -Service (PaaS) and infrastructure solutions as Infrastructure-as-a service (IaaS).

As a complement to its total products and service offerings across the entire company’s landscape and global footprint, ISI seeks to add value by offering its consulting services with expertise in artificial intelligence, data analytics, blockchain and supply chain and logistics.

The Company’s principal place of business is 275 Madison Ave, 6th Floor, New York, NY 10016.

The Company’s business model focuses on executing a two-tier growth strategy :

a.

Growth by acquiring existing revenue producing companies with tenure of 10 years or greater in the technology spaces in which they operate, have attained a critical mass of customers, own intellectual property assets or provide critical services to business customers and governments.

b.

Organic growth by launching product development projects aimed to be commercialized by forming new business segments that sells its services in horizontal markets for diversification across geographies, industries, and customers.

The Company currently owns and licenses several media properties through the following service marks: Luxury Trine Publications and Luxury Trine TV.

Our Outlook

We are considered to be in the development stage as defined in the accounting standards since we have not commenced planned principal operations. Our activities since inception include devoting substantially all of our efforts to business planning and development. Additionally, we have allocated a substantial portion of our time and investment to the completion of our development activities to launch our marketing plan and generate revenues and to raising capital. We have generated limited revenue from operations. The Company’s activities during the development stage are subject to significant risks and uncertainties. The Company currently plans on raising funds in the amount of $10 million. There is currently no public market for our common stock. While the Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect.

The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

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Results of Operations

Quarter ended March 31, 2019 Compared to Quarter ended March 31, 2018 and Year ended December 31, 2018 Compared to the Year Ended December 31, 2017

Revenue

The Company is considered to be in the development stage. During the quarter ended March 1, 2019 revenue was $0 compared to the quarter ended March 31, 2018, where revenue was $0. During the year ended December 31, 2018 revenue was $0 compared to December 31, 2017, where revenue was $846.

Operating Expenses

Total operating expenses for the quarter ended March 31, 2019 were $13,922 compared to total operating expenses for the quarter ended March 31, 2018 of $57,316. Total operating expenses for the year ended December 31, 2018 were $36,037. compared to total operating expenses for the year ended December 31, 2017 of $284,716.

Loss from Operations

We reported a loss from operations of $13,922 for the quarter ended March 31, 2019, as compared to a loss from operations of $57,316 for the quarter ended March 31, 2018. We reported a loss from operations of $36,037 for the year ended December 31, 2018, as compared to a loss from operations of $283,870 for the year ended December 31, 2017.

Other Income (Expense)

There were nominal other expense for all relevant reporting periods.

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Net Loss

We reported a net loss of $13,922 for the quarter ended March 31, 2019 compared to $57,316 for the quarter ended March 31, 2018. We reported a net loss of $36,037 for the year ended December 31, 2018 compared to $283,884 for the year ended December 31, 2017.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At March 31, 2019, we had a cash balance of $106. Our working capital deficit was $110,773 at March 31, 2019.

We reported a net loss in cash for the quarter ended March 31, 2019 of $7 and net increase in cash for the year ended December 31, 2018 of $109.

The Company is considered to be in the development stage and we had minimal sales during the quarter ended March 31, 2019 and the year ended December 31, 2018. There were $0 of sales generated for the quarter ended March 31, 2019 and $0 of sales generated for the quarter ended March 31, 2018. There were $0 of sales generated in 2018 and $846 of sales generated in 2017. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. At March 31, 2019 we had a working capital deficit of $110,773. We do not anticipate we will be profitable in 2019. Therefore our operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. If we are successful in securing additional working capital, we intend to increase our marketing efforts to grow our revenues. Included in our Notes to the financial statements for the quarters ended March 31, 2019 and 2018 and the years ended December 31, 2018 and 2017 is a discussion regarding going concern.

Operating activities

Net cash used in operating activities for the quarter ended March 31, 2019 was $110,773 and was attributable to our net loss of $13,922 and for the quarter ended March 31, 2018 was $and was attributable to our net loss of $57,316. Net cash used in operating activities for the year ended December 31, 2018 amounted to $27,731 and was attributable to our net loss of $36,037. Net cash used in operating activities for the year ended December 31, 2017 amounted to $107,598 and was attributable to our net loss of $283,884.

Financing activities

Net cash provided by financing activities was $18,225 for the quarter ended March 31, 2019 and $6,809 for the quarter ended March 31, 2018. Net cash provided by financing activities was $27,840_for the year ended December 31, 2018. We received proceeds from A related party loan of $30,499. We made repayments of the related party loan of $2,659. Net cash provided by financing activities was $107,602 for the year ended December 31, 2017. We received proceeds from shareholder contributions and related party loan of $88,863 and 37,922, respectively. We made repayments of shareholder contributions and related party loan of $12,049 and $7,134, respectively.

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Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following table summarizes our contractual obligations as of March 31, 2019, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

			Payments Due by Period
			Total	Less than 1 year	1-3 Years	4-5 Years	5 Years +
Contractual Obligations:	22,250	22,250

Total Contractual Obligations:			$22,250	22,250	-	-	-

Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management’s applications of accounting policies. Critical accounting policies for our company include revenue recognition and accounting for stock based compensation, use of estimates, and income taxes.

Revenue Recognition

The Company follows the guidance of the FASB ASC 606 “Revenue from Contracts with Customers” and in general will record revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

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Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management in the accompanying financial statements include, but are not limited to the fair value of stock based compensation and the deferred tax asset valuation allowance.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company’s opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no effect on the Company’s financial statements. The tax years ending December 31, 2018 and 2017 are subject to examination by the Internal Revenue Service.

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Recent Accounting Pronouncements and Adoption of New Accounting Principles

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. The ASU on leases will take effect for all public companies for fiscal years beginning after December 15, 2018.

In February 2016, the FASB issued Accounting Standards Codification, Revenue from Contracts with Customers (Topic 606) intended to provide guidance related to general criteria for revenue recognition including identifying the contracts with a customer, identifying the performance obligations in the contracts, determining the transaction price, allocating the transaction price to the performance obligations in the contracts, and recognizing revenue when the entity satisfies a performance obligation by transferring a promised good or service to a customer.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

DESCRIPTION OF PROPERTY

Our principal office is located at 275 Madison Ave, 6th Floor, New York, New York 10016 . We lease this space on a month to month basis at a cost of $1,200 per month. We believe that this space is sufficient for our current needs. If this lease is not renewed or we seek to lease additional space, we anticipate that we will be able to lease space at competitive rates.

27

SECURITY OWNERSHIP OF CERTAIN BENEFICIALOWNERS AND MANAGEMENT

The following table sets forth, the number of shares of common stock owned of record and beneficially by executive officers, directors, persons who hold 5% or more of our outstanding common stock, and by all officers and directors as a group:

Name		# Shares Owned Beneficially		Percentage of Ownership (%)(1)
Lynda Chervil	18,800,000 Class B Common Shares and 495,000 Class A Common Shares	99	%(1)

1. Percent of ownership is based on the total number of issued and outstanding shares of the Company’s Class A and Class B common shares of 19,350,000.

DIRECTOR AND EXECUTIVE OFFICER

Lynda Chervil – Chairman/President/CEO/Treasurer/Secretary

Lynda Chervil is our sole officer and Chairperson of the Board of Directors. She graduated from New York University with a Master of Science in Integrated Marketing Communications and has held many roles in new business sales development, executive leadership, sales management, marketing strategy development, deployment and implementation. Prior to venturing into entrepreneurial pursuits, Ms. Chervil led and managed a consumer and commercial bank market of $1.1 billion at Wells Fargo Bank for five years with full P/L accountability. She is both a Fellow of the Institute of Consulting and Chartered Management Institute in the United Kingdom and a recipient of Level 7 Award in Professional Consulting conferred by both the Institute of Consulting and the Chartered Management Institute for writing a disquisition on Strategy Consulting. She is a the author of Fool’s Return and Project Odyssey.

EXECUTIVE COMPENSATION

On July 15, 2016, the Company’s Board of Directors approved a corporate resolution whereby Lynda Chervil will receive a salary of $175,000 per year commencing August 1, 2016 and continuing for a period of two years. Her salary is being accrued and at March 31, 2019 was $0. On December 7, 2018, Ms. Chervil exchanged her deferred salary in the amount of $350,000 for 375,000 shares of Class A Common Stock.

28

Summary Compensation Table

The following table presents all of the compensation paid or awarded to or earned by our principal executive officer for the fiscal years ended December 31, 2018 and 2017. Ms. Chervil is the only employee of the Company.

Name and Principal Position			Year	Salary		Bonus	Option Awards		Stock Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Lynda Chervil	2018	$0	$—	$—	$10,000	$—	$—	$0
President and Chief Executive Officer(1)			2017	$174,916		$—	$—		$10,000	$—	$—	$174,916

(1) Ms. Chervil has been our President and Chief Executive Officer since inception.

(2) Ms. Chervil was awarded 10,000 shares of Class A Common Stock for her board service.

Ms. Chervil’s address is 275 Madison Ave, 6th Floor, New York, New York 10016.

Jennifer Buzzelli was the only member of our Board of Directors to receive 10,000 shares of our Class A Common Stock annually in consideration for serving on our Board of Directors. There was no other compensation provided to our Board

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

The Company’s Chief Executive Officer advanced $9,386 in 2016 to the Company which was included in additional paid in capital on the balance sheet as contributed capital.

During the nine months’ ended September 30, 2917 the Company’s Chief Executive Officer advanced $81,583 to the Company and was repaid $4,915.

LEGAL PROCEEDINGS

No proceedings are pending to which the Company or any of its property is subject, nor to the knowledge of the Company, are any such legal proceedings threatened against the Company.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Class A and/or B common stock does not trade on any exchange or on any electronic quotation system.

CHANGES IN AND DISAGREEMENTS WITH

ACCOUNTANT ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective as of April 14, 2018, the Company terminated the services of its then independent registered public accounting firm, Salberg & Company P.A. (“Salberg”) with the approval of its board of directors.

Salberg’s reports on the financial statements of the Company for the fiscal year ended December 31, 2016 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal year ended December 31, 2016 and through the date hereof, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Salberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Salberg’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such period.

Furthermore, no reportable events occurred within the period covered by Salberg’s reports on the Company’s financial statements, or subsequently up to the date of Salberg’s dismissal. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Item 304 of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Salberg with a copy of the above disclosures prior to the filing of its Form 8-K/A. The Company has requested that Salberg furnish the Company with a letter addressed to the SEC stating whether Salberg agrees with the above statements as required by SEC rules.

29

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO THE FINANCIAL STATEMENTS

QUARTER ENDED MARCH 31, 2019

INDEX TO THE FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 AND 2018

Page
Financial Statements:
Report of Independent Registered Public Accounting Firm	F-13
Balance Sheets
Statements of Operations and Comprehensive Loss
Statements of Stockholders’ Deficit
Statements of Cash Flows
Notes to the Financial Statements	F-14

F-1

Internet Sciences Inc.

Consolidated Balance Sheet

March 31, 2019	March 31, 2018
ASSETS
Current Assets
Cash	$106	$-
Accounts receivable	5,000	-
Prepaid assets	1,200	-
Security deposit	1,800	1,500
Total Current Assets	8,106	1,500

TOTAL ASSETS	$8,106	$1,500

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Cash Overdraft	-	9
Accounts payable	690	-
Accrued expenses	41,328	38,889
Accrued compensation - officer	-	262,417
Stock payable	10	10
Related party loan	76,851	37,597
Deferred rent	-	-
Total Current Liabilities	118,879	338,922

Total Liabilities	118,879	338,922

Commitments and contingencies (see Note 3)

STOCKHOLDERS’ DEFICIT
Common Stock, $0.001 par value 100,000,000 authorized
Common Stock Class A, 81,200,000 Shares Designated, 580,000 shares issued and outstanding as of March 31, 2019 and 165,000 shares issued and outstanding as of March 31, 2018	$788	$168
Common Stock Class B, 18,800,000 Shares Designated, 18,800,000 shares issued and outstanding as of March 31, 2019 and March 31, 2018	$18,800	18,800
Additional paid-in-capital	$86,200	86,200
Accumulated Deficit	(216,561)	(442,590)

Total Stockholders’ Deficit	(110,773)	(337,422)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$8,106	$1,500

See accompanying notes to consolidated financial statements (unaudited)

F-2

Inernet Sciences Inc.

Consolidated Statement of Operations

			For the Three Months Ended March 31,
			2019	2018

Revenue			$-	$-
Total Revenue			-	-

Operating Expenses:
Selling, General and Administrative	9,486	7,972
Marketing and Public Relations
Rent Expense			2,069	4,096
Software Development			-	1,491
Compensation and Related Taxes			2,367	43,758
Total Operating Expenses			13,922	57,316

Loss from Operations			(13,922)	(57,316)

Other Income (Expenses):
Other Expense
Total Other Income (Expenses)			-	-

Net Loss			(13,922)	(57,316)

Net Loss Per Common Share:
Basic			($0.01)	($0.01)
Diluted			($0.01)	($0.01)

Weighted Average Common Shares Outstanding:
Basic			19,380,000	18,965,000
Diluted			19,380,000	18,965,000

See accompanying notes to consolidated financial statements (unaudited)

F-3

Internet Sciences Inc.

Statement of Changes in Stockholders’ Deficit

For the period from May 20, 2016 (Inception) to March 31, 2019

Common Stock Class A	Common Stock Class B	Additional	Accumulated	TotalStockholders’
Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance, May 20, 2016 (Inception)	-	$-	-	$-	$-	$-	$-

Issuance of Founder’s Shares	-	-	18,800,000	18,800	-	-	18,800
Issuance of common shares for compensation	160,000	160	-	-	-	-	160
Shareholder contributions	-	-	-	-	9,386	-	9,386
Net Loss	-	-	-	-	-	(101,390)	(101,390)

Balance, December 31, 2016	160,000	$160	18,800,000	$18,800	$9,386	$(101,390)	$(73,044)

Shareholder contributions	-	-	-	-	76,668	-	76,668
Issuance of common shares for compensation	-	-	-	-	146	-	146
Net Loss	-	-	-	-	-	(283,884)	(283,884)

Balance, December 31, 2017	160,000	$160	18,800,000	$18,800	86,200	$(385,274)	(280,114)

Shareholder contributions	-	-	-	-	-	0
Issuance of common shares for compensation	45,000	620	-	-	8	-	628
Reduction of accumlated deficit due to stock issue	375,000	-	-	-	-	218,672	218,672
Net Loss	-	-	-	-	-	(36,037)	(36,037)

Balance, December 31, 2018	580,000	$780	18,800,000	$18,800	86,208	$(202,639)	(96,851)

Shareholder contributions	-	-	-	-	-	-
Issuance of common shares for compensation	-	-	-	-	-	-
Net Loss	-	-	-	-	-	(13,922)	(13,922)

Balance, March 31, 2019	580,000	$780	18,800,000	$18,800	86,208	$(216,561)	(110,773)

See accompanying notes to consolidated financial statements (unaudited)

F-4

Internet Sciences Inc.

Consolidated Statement of Cash Flows

			For theThree Months Ended March 31, 2019	For theThree Months EndedMarch 31, 2018
Cash flows from Operating activities
Net Loss	$(13,922)	(57,316)
Adjustments to Reconcile Net Loss to Net Cash used in Operating Activities:
Stock compensation			0	8
Changes in operating assets and liabilities:
Security deposit
Prepaid asset
Accounts receivable			(5,000)	-
Accounts payable			690
Accrued expenses			-	6,736
Accrued compensation			-	43,750
Stock payable			-	-
Deferred rent			-	-
Cash used in operating activities			(18,232)	(6,822)

Cash flows from investing activities
Acquisition of Company
Due from related party
Capital Expenditures/(Disposals)
Cash used in investing activities

Cash flows from financing activities
Repayments of related party loan			-	(54)
Proceeds from related party loan			18,225	6,863
Repayments to shareholder			-	-
Proceeds from shareholder contributions			-	-
Cash provided by financing activities			18,225	6,809

Net change in cash			(7)	(13)
Cash (overdraft) at beginning of period			113	4
Cash (overdraft) at end of period			$106	$(9)

Supplemental cash flow information
Cash paid for interest
Cash paid for income taxes

See accompanying notes to consolidated financial statements (unaudited)

F-5

Internet Sciences Inc.

Notes to Consolidated Financial Statements

For the Quarters ended March 31, 2019 and March 31, 2018

(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Luxury Trine Digital Media Group, Inc. (“Luxury Trine” or the “Company”) was incorporated in the State of Delaware on May 20, 2016 and its consolidated Variable Interest Entity (“VIE”), Trine Digital Broadcasting Ltd., was incorporated in the United Kingdom on July 3, 2018.

On October 5, 2019, the Company changed its name to Internet Sciences Inc. (“ISI”). Internet Sciences Inc. (“ISI” or the “Company”), formerly known as Luxury Trine Digital Media Group Inc., is a development stage emerging diversified information and communications technology company specializing in cutting-edge digital transformation services, including new-media technology; telecommunication and network carrier services; IoT-enabled solutions; and managed ICT, managed cloud services, data centers and co-location services.

Founded in 2016, and based in New York, N.Y., ISI seeks to operate internationally with a global team known for its technological expertise, deep industry knowledge, world-class research and analytical capabilities, and innovative mindset.

ISI seeks to transform corporations, enterprises and government entities by providing best-in-class solutions, rooted in and driven by the technology, data, and organizational strategy required for operational excellence. Our interdisciplinary teams work in close collaboration with clients, helping them to solve their biggest problems utilizing a user-centric, data-driven approach focusing on creating seamless unified experiences across all digital, communication and physical touchpoints.

The Company’s principal place of business is 275 Madison Ave, 6th Floor, New York, NY 10016.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its consolidated VIE. In the preparation of consolidated financial statements of the Company, intercompany transactions and balances are eliminated in consolidation.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its VIE, Trine Digital Broadcasting Ltd. as of March 31, 2019 (unaudited). In the preparation of the consolidated financial statements of the Company, intercompany transactions and balances are eliminated.

The accompanying consolidated financial statements (Unaudited) have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

In the opinion of management, all adjustments (consisting of normal recurring items) necessary to present fairly the Company’s financial position as of March 31, 2019 and 2018.

Variable Interest Entity

ASC 810-10-25-38, “Consolidation of Variable Interest Entities” requires a variable interest entity (“VIE”) to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests. Trine Digital Broadcasting is a variable interest entity as defined by ASC 810-10-25-38. As ISI owns 49.9% of the VIE and the founder (CEO) majority shareholder (a related party) of ISI controls the remaining 50.1%, ISI has been determined to be the primary beneficiary of this VIE. The VIE was formed to expand the business of ISI into the United Kingdom. There are no formal explicit arrangements as of March 31, 2019 that requires ISI to provide financial support to the VIE, although financial support is implied by the relationship. There were no assets and liabilities of the VIE as of March 31, 2019. Related to consolidated VIEs, it is the Company’s policy not to present non-controlling interest separately on the Company’s financial statements. During the year ended December 31, 2017, there was $2,346 of contributed capital of the Company that was used for formation expense of the VIE. Related to consolidated VIEs, it is the Company’s policy not to present non-controlling interest separately on the Company’s financial statements.

F-6

Internet Sciences Inc.

Notes to Consolidated Financial Statements

For the Quarters ended March 31, 2019 and March 31, 2018

(Unaudited)

Risks and Uncertainties for Development Stage Company

We are considered to be in the development stage as defined in the accounting standards since we have not commenced planned principal operations. Our activities since inception include devoting substantially all of our efforts to business planning and development. Additionally, we have allocated a substantial portion of our time and investment to the completion of our development activities to launch our marketing plan and generate revenues and to raising capital. We have generated limited revenue from operations. The Company’s activities during the development stage are subject to significant risks and uncertainties. The Company plans on raising funds through a private placement in which the Company will be offering for sale 5,000,000 shares of our common stock, $0.001 par value per share, at $2.00 per share. The offering is made in reliance upon an exemption from registration under the federal securities laws provided by Rule 506(c) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. There is currently no public market for our common stock. While the Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements (Unaudited) in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management in the accompanying financial statements (Unaudited) include, but are not limited to the fair value of stock based compensation and the deferred tax asset valuation allowance.

Cash and Cash Equivalents

All highly liquid investments with maturity of three months or less are considered to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of March 31, 2019, and March 31, 2018, the Company did not reach bank balances exceeding the FDIC insurance limit.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

F-7

Internet Sciences Inc.

Notes to Consolidated Financial Statements

For the Quarters ended March 31, 2019 and March 31, 2018

(Unaudited)

FASB ASC 825-10-25 Fair Value Option expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued expenses approximate their estimated fair market value based on the short-term maturity of these instruments.

Impairment of Long-Lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue Recognition

The Company adopted the guidance of the FASB ASC 606 “Revenue from Contracts with Customers” on January 1, 2017 and in general will record revenue when a contract with the rights of the parties identified has been approved and the parties have committed to the contract, payment terms have been established, the contract has commercial substance, performance obligations have been satisfied and collectability is probable. There was no cumulative effect of the adoption of ASC 606 “Revenue from Contracts with Customers” since the Company is in the development stage and had no revenues in 1st Quarter, 2019.

Advertising

Advertising is expensed as incurred. Advertising expenses for the years ended March 31, 2019 and for the March 31, 2018 was $0 and $0, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company’s opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no effect on the Company’s financial statements. The tax year ending December 31, 2018 is subject to examination by the Internal Revenue Service.

F-8

Internet Sciences Inc.

Notes to Consolidated Financial Statements

For the Quarters ended March 31, 2019 and March 31, 2018

(Unaudited)

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Net Loss per Share

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

Net loss per share for each class of common stock is as follows:

			For the year ended	For the year ended
Net loss per common shares outstanding:			March 31, 2019	to March 31, 2018
Class A common stock	$(0.01)	$(0.01)
Class B common stock			$(0.01)	$(0.01)

Weighted average shares outstanding:
Class A common stock			580,000	160,000
Class B common stock			18,800,000	18,800,000
Total weighted average shares outstanding			19,380,000	18,960,000

Concentration of Credit Risks

Financial instruments that potentially subject the company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp. limits. At March 31, 2019 and March 31, 2018 there was no uninsured cash.

F-9

Internet Sciences Inc.

Notes to Consolidated Financial Statements

For the Quarters ended March 31, 2019 and March 31, 2018

(Unaudited)

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than twelve months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP - which requires only capital leases to be recognized on the balance sheet - the new ASU will require both types of leases to be recognized on the balance sheet. The ASU on leases will take effect for all public companies for fiscal years beginning after December 15, 2018.

In February 2016, the FASB issued Accounting Standards Codification, Revenue from Contracts with Customers (Topic 606) intended to provide guidance related to general criteria for revenue recognition including identifying the contracts with a customer, identifying the performance obligations in the contracts, determining the transaction price, allocating the transaction price to the performance obligations in the contracts, and recognizing revenue when the entity satisfies a performance obligation by transferring a promised good or service to a customer. The Company adopted this standard effective January 1, 2017.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. At March 31, 2019, the Company had an accumulated deficit of $216,561, a stockholders’ deficit of $110,773 and a working capital deficiency of $110,773. For the quarter ended March 31, 2019, the Company had a net loss of $13,922 and cash used in operating activities of $18,232. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of three months from the issue date of this unaudited report. The ability of the Company to continue as a going concern is dependent upon initiating sales and obtaining additional capital and financing. The Company plans on raising funds through a private placement in which the Company will be offering for sale 5,000,000 shares of our common stock, $0.001 par value per share, at $2.00 per share. The offering is to be made in reliance upon an exemption from registration under the federal securities laws provided by Rule 506(c) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. As of the date of this report no funds have been raised and no future commitments have been received under this private placement. There is currently no public market for our common stock. While the

Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The consolidated financial statements (unaudited) do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

F-10

Internet Sciences Inc.

Notes to Consolidated Financial Statements

For the Quarters ended March 31, 2019 and March 31, 2018

(Unaudited)

NOTE 3 – COMMITMENTS AND CONTINGENCIES

In November 2019, the Company executed a new office License Agreement to lease office space commencing on January 1, 2019 with a twelve month term ending on December 31, 2019. The monthly license fee is $1,200 per month with the first month at no charge. The Company paid a month’s rent in advance and paid a security deposit of $1,800. Rent expense for the year ended March 31, 2019 and for the year ended March 31, 2018 was $2,069 and $4,096, respectively.

In March 2018 the Company executed a video contact licensing agreement with guaranteed fees of $500; $1,000; $1,500; $2,000 and $2,500 for June; July; August; September; and October and thereafter until February 2019, respectively. As of March 31, 2019, $16,000 was owed.

On October 11, 2017 the Company executed an Engagement Memorandum for the development of a Private Placement Memorandum (PPM), Form 10 Registration Statement, Reg D Filing, obtaining CUSIP numbers, IR campaign – for the purpose of raising capital and/or recruitment of potential investors for the Company. The fee for the above mentioned services was $25,000 which included an initial payment of $5,000 which was paid in October 2017 and $20,000 due upon the Company receiving a minimum of ten indications of interest and first round of private placement funds from Licensed FINRA member broker/dealer firms to be paid out of inward investment proceeds. As of March 31, 2019, proceeds have not been secured by the Company.

NOTE 4 – ACCRUED COMPENSATION

On July 15, 2016, at a meeting of the Company’s Board of Directors, the Board resolved by unanimous vote to sign a two-year employment contract with the Company’s founder and CEO at rate of $175,000 per annum on August 1, 2016 through July 31, 2018. As of March 31, 2018, the Company accrued compensation of $262,417 and as of March 31, 2019 all accrued compensation was exchanged for stock compensation.

On October 29, 2017, at a meeting of the Company’s Board of Directors, the Company’s founder and CEO agreed to accept 375,000 shares of Class A shares of the company in lieu of the accrued compensation. The Company has issued 375,000 Class A shares at $0.001 par value in lieu of accrued compensation.

NOTE 5 – STOCKHOLDERS’ DEFICIT

On May 26, 2016 the Company issued 18,800,000 Class B Common Shares as founder shares for services rendered. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.001 per share and recognized as compensation expense of $18,800 on the grant date.

On July 15, 2016 the Company issued 120,000 Class A Common Shares related to executive compensation. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.001 per share and recognized as compensation expense of $120 on the grant date.

On July 15, 2016 the Company also issued 40,000 Class A Common Shares to three different board members related to board member services. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.001 per share and recognized as compensation expense of $40 on the grant date.

In July 2017, as part of the formation of the VIE an affiliate paid $2,346 of formation costs which was recorded as capital contribution.

On October 26, 2017 the Board of Directors granted a new Director 10,000 Class A shares which was recognized immediately on the grant date of October 26, 2017 due to the de minimis value of the shares. If the Director is not employed at the cliff vesting date of August 26, 2018, the shares will be forfeited. The Company valued the shares at fair market value of $0.0155 per share.

F-11

Internet Sciences Inc.

Notes to Consolidated Financial Statements

For the Quarters ended March 31, 2019 and March 31, 2018

(Unaudited)

On March 27, 2018 the Company issued 5,000 Class A Common Shares to Roger Young as service shares for consultancy on technology asset acquisition. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.0155 per share and recognized as compensation expense of $78 on the grant date.

On November 27, 2018 the Company issued 10,000 Class A Common Shares to Jennifer Buzzelli. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.0155 per share and recognized as compensation expense of $155 on the grant date.

On December 4, 2018 the Company issued 5,000 Class A Common Shares to Alan Swersky. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.0155 per share and recognized as compensation expense of $78 on the grant date.

On December 19, 2018 the Company issued 25,000 Class A Common Shares to Bart Fooden. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.0155 per share and recognized as compensation expense of $388 on the grant date.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the quarter ended March 31, 2019 the Company’s Chief Executive Officer advanced 18,225 short term, non-interest-bearing loans to the Company which is included in related party loan on the balance sheet of the Company as of March 31, 2019.

NOTE 7 – SUBSEQUENT EVENTS

Management has assessed subsequent events through May 27, 2019, the date on which the financial statements (unaudited) were available to be issued.

F-12

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder(s) of

Interest Sciences, Inc.

New York, NY

I have audited the accompanying balance sheet of Internet Sciences, Inc. as of December 31, 2018 and December 31, 2017, and the related statement of income, and cash flows for the ear then ended, and the related notes to the financial statements.

The Company’s management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

My responsibility is to express an opinion on these financial statements based on my audit. I conducted the audit in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements to design audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

I believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

In my opinion, the financial statements referred to previously present fairly, in all material respects, the financial position of Internet Sciences, Inc. as of December 31, 2018 and December 31, 2017 and the results of its operations and its cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 of the financial statements, the Company had an accumulated deficit of $202,641, a stockholders’ deficit of $96,853 and a working capital deficiency of $96,853. For the year ended December 31, 2018, the Company had a net loss of $36,037 and cash used in operating activities of $27,731. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

New Hyde Park, NY

May 24, 2019

F-13

Internet Sciences Inc.

Notes to Consolidated Financial Statements

Internet Sciences Inc.
Consolidated Balance Sheet
For The Years Ended December 31, 2018 and 2017

ASSETS	December 31. 2018	December 31, 2017

Current Assets
Cash	$113	$4
Prepaid asset	1,200	-
Security deposit	1,800	1,500
Total Current Assets	3,113	1,504

TOTAL ASSETS	$3,113	$1,504

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	-	-
Accrued expenses	41,328	32,153
Accrued compensation - officer	-	218,667
Stock payable	10	10
Related party loan	58,627	30,788
Deferred rent		-
Total Current Liabilities	99,966	281,618

Total Liabilities	99,966	281,618

Commitments and contingencies (see Note 3)

STOCKHOLDERS' DEFICIT
Common Stock, $0.001 par value 100,000,000 authorized
Common Stock Class A, 81,200,000 Shares Designated,
580,000 shares issued and outstanding as of December 31, 2018 and 160,000 shares issued and outstanding December 31, 2017	788	160
Common Stock Class B, 18,800,000 Shares Designated,
18,800,000 shares issued and outstanding as of December 31, 2018 and December 31, 2017	18,800	18,800
Additional paid-in-capital	86,200	86,200
Accumulated Deficit	- 202,641	- 385,274

Total Stockholders' Deficit	- 96,853	- 280,114

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,113	$1,504

See accompanying notes to consolidated financial statements

Internet Sciences Inc.
Consolidated Statement of Operations
For The Years Ended December 31, 2018 and 2017

		December 31, 2018		December 31, 2017

Revenue		$-		$846
Total Revenue		-		846

Operating Expenses:
Selling, General and Administrative		25,166		64,668
Marketing and Public Relations		-		330
Rent Expense		8,752		14,654
Software Development		1,491		29,908
Compensation and Related Taxes		628		175,156
Total Operating Income (Expenses)		36,037		284,716

Income (Loss) from Operations		- 36,037		- 283,870

Other Income (Expenses):
Other Expense		-		- 14
Total Other Income (Expenses)		-		- 14

Net Income (Loss)		- 36,037		- 283,884

Net Loss Per Common Share:
Basic	$	- 0	$	- 0
Diluted	$	- 0	$	- 0

Weighted Average Common Shares Outstanding:
Basic		19,380,000		18,960,000
Diluted		19,380,000		18,960,000

See accompanying notes to consolidated financial statements

Internet Sciences Inc.
Statement of Changes in Stockholders' Deficit
For the period from May 20, 2016 (Inception) to December 31, 2018

							Total
	Common Stock Class A		Common Stock Class B		Additional	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Paid-in Capital	Deficit	Deficit
Balance, May 20, 2016 (Inception)	-	$-	-	$-	$-	$-	$-

Issuance of Founder's Shares	-	-	18,800,000	18,800	-	-	18,800
Issuance of common shares for compensation	160,000	160	-	-	-	-	160
Shareholder contributions	-	-	-	-	9,386	-	9,386
Net Loss	-	-	-	-	-	(101,390)	(101,390)

Balance, December 31, 2016	160,000	$160	18,800,000	$18,800	$9,386	$(101,390)	$(73,044)

Shareholder contributions	-	-	-	-	76,668	-	76,668
Issuance of common shares for compensation	-	-	-	-	146	-	146
Net Loss	-	-	-	-	-	(283,884)	(283,884)

Balance, December 31, 2017	160,000	$160	18,800,000	$18,800	86,200	$(385,274)	(280,114)

Shareholder contributions	-	-	-	-		-	0
Issuance of common shares for compensation	45,000	431	-	-		-	431
Reduction of accumulated deficit due to stock issue	375,000					218,867	218,867
Net Gain	-	-	-	-	-	(36,037)	(36,037)

Balance, December 31, 2018	580,000	$591	18,800,000	$18,800	86,200	$(202,444)	$(96,853)

See accompanying notes to consolidated financial statements

Internet Sciences Inc.
Consolidated Statement of Cash Flows
For The Years Ended December 31, 2018 and 2017

	For the Year Ended	For the Year Ended
	December 31, 2018	December 31, 2017
Cash flows from Operating activities
Net Income (Loss)	$36,037	$283,884
Adjustments to Reconcile Net Loss to Net Cash
used in Operating Activities:
Stock compensation	631	-
Prior Period Adjustment	218,667
Changes in operating assets and liabilities:
Security deposit	300	450
Prepaid asset	1,200	-
Accounts payable		-
Accrued expenses	9,175	31,051
Accrued compensation	218,667	145,750
Stock payable		10
Deferred rent		975
Cash used in operating activities	27,731	107,598

Cash flows from investing activities
Acquisition of Company
Due from related party
Capital Expenditures/(Disposals)
Cash used in investing activities

Cash flows from financing activities
Repayments of related party loan	2,659	7,134
Proceeds from related party loan	30,499	37,922
		-
Repayments to shareholder		12,049
Proceeds from shareholder contributions		88,863
Cash provided by financing activities	27,840	107,602

Net change in cash	109	4
Cash at beginning of period	4	-
Cash at end of period	$113	$4

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to consolidated financial statements

For the Years ended December 31, 2018 and December 31, 2017

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Luxury Trine Digital Media Group, Inc. (“Luxury Trine” or the “Company”) was incorporated in the State of Delaware on May 20, 2016 and its consolidated Variable Interest Entity (“VIE”), Trine Digital Broadcasting Ltd., was incorporated in the United Kingdom on July 3, 2017.

On October 5, 2018, the Company changed its name to Internet Sciences Inc. (“ISI”). Internet Sciences Inc. (“ISI” or the “Company”), formerly known as Luxury Trine Digital Media Group Inc., is a development stage emerging diversified information and communications technology company specializing in cutting-edge digital transformation services, including new-media technology; telecommunication and network carrier services; IoT-enabled solutions; and managed ICT, managed cloud services, data centers and co-location services.

Founded in 2016, and based in New York, N.Y., ISI seeks to operate internationally with a global team known for its technological expertise, deep industry knowledge, world-class research and analytical capabilities, and innovative mindset.

ISI seeks to transform corporations, enterprises and government entities by providing best-in-class solutions, rooted in and driven by the technology, data, and organizational strategy required for operational excellence. Our interdisciplinary teams work in close collaboration with clients, helping them to solve their biggest problems utilizing a user-centric, data-driven approach focusing on creating seamless unified experiences across all digital, communication and physical touchpoints.

The Company’s principal place of business is 275 Madison Ave, 6th Floor, New York, NY 10016.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its consolidated VIE. In the preparation of consolidated financial statements of the Company, intercompany transactions and balances are eliminated in consolidation.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its VIE, Trine Digital Broadcasting Ltd. as of December 31, 2018. In the preparation of the consolidated financial statements of the Company, intercompany transactions and balances are eliminated.

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

In the opinion of management, all adjustments (consisting of normal recurring items) necessary to present fairly the Company’s financial position as of December 31, 2018 and 2017.

Variable Interest Entity

ASC 810-10-25-38, “Consolidation of Variable Interest Entities” requires a variable interest entity (“VIE”) to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests. Trine Digital Broadcasting is a variable interest entity as defined by ASC 810-10-25-38. As ISI owns 49.9% of the VIE and the founder (CEO) majority shareholder (a related party) of ISI controls the remaining 50.1%, ISI has been determined to be the primary beneficiary of this VIE. The VIE was formed to expand the business of ISI into the United Kingdom. There are no formal explicit arrangements as of December 31, 2018 that requires ISI to provide financial support to the VIE, although financial support is implied by the relationship. There were no assets and liabilities of the VIE as of December 31, 2018. Related to consolidated VIEs, it is the Company’s policy not to present non-controlling interest separately on the Company’s financial statements. During the year ended December 31, 2017, there was $2,346 of contributed capital of the Company that was used for formation expense of the VIE. Related to consolidated VIEs, it is the Company’s policy not to present non-controlling interest separately on the Company’s financial statements.

F-14

Internet Sciences Inc.

Notes to Consolidated Financial Statements

For the Years ended December 31, 2018 and December 31, 2017

Risks and Uncertainties for Development Stage Company

We are considered to be in the development stage as defined in the accounting standards since we have not commenced planned principal operations. Our activities since inception include devoting substantially all of our efforts to business planning and development. Additionally, we have allocated a substantial portion of our time and investment to the completion of our development activities to launch our marketing plan and generate revenues and to raising capital. We have generated limited revenue from operations. The Company’s activities during the development stage are subject to significant risks and uncertainties. The Company plans on raising funds through a private placement in which the Company will be offering for sale 5,000,000 shares of our common stock, $0.001 par value per share, at $2.00 per share. The offering is made in reliance upon an exemption from registration under the federal securities laws provided by Rule 506(c) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. There is currently no public market for our common stock. While the Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management in the accompanying financial statements include, but are not limited to the fair value of stock based compensation and the deferred tax asset valuation allowance.

Cash and Cash Equivalents

All highly liquid investments with maturity of three months or less are considered to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2018, and December 31, 2017, the Company did not reach bank balances exceeding the FDIC insurance limit.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

F-15

Internet Sciences Inc.

Notes to Consolidated Financial Statements

For the Years ended December 31, 2018 and December 31, 2017

FASB ASC 825-10-25 Fair Value Option expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued expenses approximate their estimated fair market value based on the short-term maturity of these instruments.

Impairment of Long-Lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue Recognition

The Company adopted the guidance of the FASB ASC 606 “Revenue from Contracts with Customers” on January 1, 2017 and in general will record revenue when a contract with the rights of the parties identified has been approved and the parties have committed to the contract, payment terms have been established, the contract has commercial substance, performance obligations have been satisfied and collectability is probable. There was no cumulative effect of the adoption of ASC 606 “Revenue from Contracts with Customers” since the Company is in the development stage and had no revenues in 2018.

Advertising

Advertising is expensed as incurred. Advertising expenses for the years ended December 31, 2018 and for the December 31, 2017 was $0 and $330, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company’s opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no effect on the Company’s financial statements. The tax year ending December 31, 2018 is subject to examination by the Internal Revenue Service.

F-16

Internet Sciences Inc.

Notes to Consolidated Financial Statements

For the Years ended December 31, 2018 and December 31, 2017

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Net Loss per Share

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

Net loss per share for each class of common stock is as follows:

		For the year ended	For the year ended
Net loss per common shares outstanding:		December 31, 2018	to December 31, 2017
Class A common stock	$(0.01)	$(0.01)
Class B common stock		$(0.01)	$(0.01)

Weighted average shares outstanding:
Class A common stock		580,000	160,000
Class B common stock		18,800,000	18,800,000
Total weighted average shares outstanding		19,380,000	18,960,000

Concentration of Credit Risks

Financial instruments that potentially subject the company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp. limits. At December 31, 2018 and December 31, 2017 there was no uninsured cash.

F-17

Internet Sciences Inc.

Notes to Consolidated Financial Statements

For the Years ended December 31, 2018 and December 31, 2017

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than twelve months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet— the new ASU will require both types of leases to be recognized on the balance sheet. The ASU on leases will take effect for all public companies for fiscal years beginning after December 15, 2018.

In February 2016, the FASB issued Accounting Standards Codification, Revenue from Contracts with Customers (Topic 606) intended to provide guidance related to general criteria for revenue recognition including identifying the contracts with a customer, identifying the performance obligations in the contracts, determining the transaction price, allocating the transaction price to the performance obligations in the contracts, and recognizing revenue when the entity satisfies a performance obligation by transferring a promised good or service to a customer. The Company adopted this standard effective January 1, 2017.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. At December 31, 2018, the Company had an accumulated deficit of $202,641, a stockholders’ deficit of $96,853 and a working capital deficiency of $96,853. For the year ended December 31, 2018, the Company had a net loss of $36,037 and cash used in operating activities of $27,731. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. The ability of the Company to continue as a going concern is dependent upon initiating sales and obtaining additional capital and financing. The Company plans on raising funds through a private placement in which the Company will be offering for sale 5,000,000 shares of our common stock, $0.001 par value per share, at $2.00 per share. The offering is to be made in reliance upon an exemption from registration under the federal securities laws provided by Rule 506(c) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. As of the date of this report no funds have been raised and no future commitments have been received under this private placement. There is currently no public market for our common stock. While the Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The consolidated financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

F-18

Internet Sciences Inc.

Notes to Consolidated Financial Statements

For the Years ended December 31, 2018 and December 31, 2017

NOTE 3 – COMMITMENTS AND CONTINGENCIES

For the period of July 1, 2016 through September 30, 2016 the Company incurred a monthly rent expense, without a lease, of approximately $1,500 per month. On October 23, 2016 the Company executed an Office License Agreement to lease office space commencing on October 1, 2016 with a twelve month term ending on September 30, 2017. The monthly license fee is $1,300 per month with the first month at no charge. The company recognized deferred rent of $1,300 on October 1, 2016 which will be amortized on a straight line basis over the term of the agreement. The Company also incurred a refundable security deposit of $1,950 related to the Office License Agreement. On June 30, 2017, the Company executed an Amendment to License Agreement which effective July 1, 2017 reduced the monthly lease expense from $1,300 to $1,000 per month and reduced the security deposit from $1,950 to $1,500. The term of the lease was extended to December 31, 2017 and defaulted to a month to month basis on January 1, 2018. The Company did not incur rent expense for June, July, August, September. Rent expense for the year ended December 31, 2018 and for the year ended December 31, 2017 was $8,752 and $14,654, respectively.

In November 2018, the Company executed a new 12 month lease commencing on January 1, 2019 through December 31, 2019. The Company paid the first month’s rent in advance and paid a security deposit of $1,800.

In March 2017 the Company executed a video contact licensing agreement with guaranteed fees of $500; $1,000; $1,500; $2,000 and $2,500 for June; July; August; September; and October and thereafter until February 2018, respectively. As of December 31, 2018, $16,000 was owed.

On October 11, 2017 the Company executed an Engagement Memorandum for the development of a Private Placement Memorandum (PPM), Form 10 Registration Statement, Reg D Filing, obtaining CUSIP numbers, IR campaign – for the purpose of raising capital and/or recruitment of potential investors for the Company. The fee for the above mentioned services was $25,000 which included an initial payment of $5,000 which was paid in October 2017 and $20,000 due upon the Company receiving a minimum of ten indications of interest and first round of private placement funds from Licensed FINRA member broker/dealer firms to be paid out of inward investment proceeds. As of December 31, 2018, proceeds have not been secured by the Company.

NOTE 4 – ACCRUED COMPENSATION

On July 15, 2016, at a meeting of the Company’s Board of Directors, the Board resolved by unanimous vote to sign a two-year employment contract with the Company’s founder and CEO at rate of $175,000 per annum on August 1, 2016 through July 31, 2018. As of December 31, 2017, the Company accrued compensation of $218,867 and as of December 31, 2018 all accrued compensation was exchanged for stock compensation.

On October 29, 2017, at a meeting of the Company’s Board of Directors, the Company’s founder and CEO agreed to accept 375,000 shares of Class A shares of the company in lieu of the accrued compensation. The Company has issued 375,000 Class A shares at $0.001 par value in lieu of accrued compensation

NOTE 5 – STOCKHOLDERS’ DEFICIT

On May 26, 2016 the Company issued 18,800,000 Class B Common Shares as founder shares for services rendered. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.001 per share and recognized as compensation expense of $18,800 on the grant date.

On July 15, 2016 the Company issued 120,000 Class A Common Shares related to executive compensation. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.001 per share and recognized as compensation expense of $120 on the grant date.

On July 15, 2016 the Company also issued 40,000 Class A Common Shares to three different board members related to board member services. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.001 per share and recognized as compensation expense of $40 on the grant date.

F-19

Internet Sciences Inc.

Notes to Consolidated Financial Statements

For the Years ended December 31, 2018 and December 31, 2017

In July 2017, as part of the formation of the VIE an affiliate paid $2,346 of formation costs which was recorded as capital contribution.

On October 26, 2017 the Board of Directors granted a new Director 10,000 Class A shares which was recognized immediately on the grant date of October 26, 2017 due to the de minimis value of the shares. If the Director is not employed at the cliff vesting date of August 26, 2018, the shares will be forfeited. The Company valued the shares at fair market value of $0.0155 per share.

On March 27, 2018 the Company issued 5,000 Class A Common Shares to Roger Young as service shares for consultancy on technology asset acquisition. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.0155 per share and recognized as compensation expense of $78 on the grant date.

On November 27, 2018 the Company issued 10,000 Class A Common Shares to Jennifer Buzzelli. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.0155 per share and recognized as compensation expense of $155 on the grant date.

On December 4, 2018 the Company issued 5,000 Class A Common Shares to Alan Swersky. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.0155 per share and recognized as compensation expense of $78 on the grant date.

On December 19, 2018 the Company issued 25,000 Class A Common Shares to Bart Fooden. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.0155 per share and recognized as compensation expense of $388 on the grant date.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2017 the Company’s Chief Executive Officer advanced $88,863 in funds to the Company and was repaid $12,049 which is included in additional paid- in capital on the balance sheet of the Company as of December 31, 2017. The Company’s Chief Executive Officer also advanced $37,922 short term, non-interest-bearing loans to the Company and was repaid $7,134 which is included in related party loan on the balance sheet of the Company as of December 31, 2017.

During the year ended December 31, 2018 the Company’s Chief Executive Officer advanced 30,499 short term, non-interest-bearing loans to the Company and was repaid $2,659 which is included in related party loan on the balance sheet of the Company as of December 31, 2018.

NOTE 7 – SUBSEQUENT EVENTS

Management has assessed subsequent events through May 24, 2019, the date on which the financial statements were available to be issued.

F-20

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities issued and sold by the Registrant since inception.

On May 20, 2016 the Company issued 18,800,000 shares of Class B Common Stock to the Company’s founder and Chief Executive Officer, Lynda Chervil. On July 15, 2016 Ms. Chervil was issued an additional 120,000 shares of Class A Common Stock as executive compensation.

On July 15, 2016 the Company issued 10,000 shares of its Class A Common Stock to both Mark Deutsch and Myron Gould, who are former directors, and 20,000 shares of our Class A Common Stock to Aude Soichet.

On October 26, 2017 the Company granted Jennifer Buzzelli, a newly appointed director 10,000 shares of the Company’s Class A common stock which will vest on August 26, 2018.

The offers, sales and issuances of the securities described in this Item 15 were deemed to be exempt from registration under the Securities Act under either (i) Rule 701 promulgated under the Securities Act as offers and sale of securities pursuant to certain compensatory benefit plans and contracts relating to compensation in compliance with Rule 701 or (ii) Section 4(a)(2) of the Securities Act (and Regulation D or Regulation S promulgated thereunder) as transactions by an issuer not involving any public offering. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and instruments issued in such transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

3.1*	Certificate of Incorporation
3.2*	Amendment to Certificate of Incorporation
3.5*	Bylaws
5.1 *	Opinion of BlackCastle Strategies
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of BlackCastle Strategies (reference is made to Exhibit 5.1).

*To be filed by amendment

(b) Financial Statement Schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or related notes.

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Item 17. Undertakings.

The Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York, on the 28th day of May 2019.

INTERNET SCIENCES INC.
(Registrant)

By:	/s/ LYNDA CHERVIL
Lynda Chervil, CEO

Signature	Title	Date

/s/ LYNDA CHERVIL Lynda Chervil		President and Chief Executive Officer and Director (Principal Executive, Financial and Accounting Officer)	May 28, 2019

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